UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    February 15, 2019

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreements

Consulting and Advisory Services Agreement

Effective February 15, 2019, Applied Energetics, Inc. (the “Company” or “AERG”) entered into a Consulting and Advisory Services Agreement (the “Agreement”) with WCCventures, LLC. Under the Agreement, WCCventures is to provide advice and guidance to management in three key respects as follows:

Assist the Company in marketing and improving its corporate presence to facilitate capital raising through private placements of equity or debt or otherwise, including establishing relationships with individuals and other prospective investors to evaluate a possible investment in the Company and to provide guidance regarding funding structure and terms;

Review the Company’s business plan and corporate strategy and provide advice relating thereto; and

Meet regularly with management to review the Company’s long-term and short-term financing objectives.

As consideration for such services, the Company is to pay WCCventures $30,000 per month. The Agreement has an initial term of six months, but it may be terminated by either party upon 15 days’ prior written notice.

Item 8.01 Other Events

AERG has retained corporate communications firm, Cameron Associates to provide investor relations services on behalf of the Company including counseling management on appropriate investor communications, preparing and distributing press releases and other public documents, orchestrating conference calls and responding to investor inquiries. Cameron Associates and its principal, Kevin McGrath, worked closely with Applied Energetics as investor relations consultants starting from the Company’s inception in 2004 through 2011. We are pleased to welcome both back as Applied Energetics continues forward with its corporate business plan.

Item 9.01 Exhibits

99       Copy of Consulting and Advisory Services Agreement, effective as of February 15, 2019, by and between the Company and WCCventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Bradford T. Adamczyk
Bradford T. Adamczyk
Principal Executive Officer

Date: February 21, 2019

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